Exhibit 99.1

IDEXX Laboratories Announces Fourth Quarter Results

-- Achieves full-year normalized organic revenue growth of 10%, driven by 11% normalized organic growth in CAG Diagnostics recurring revenue

-- Adjusted EPS of $3.99 per share includes benefits from lower effective tax rate

-- 2015 outlook raised to 13.5%-14.5% normalized organic revenue growth

-- 2015 EPS guidance updated to $4.33-$4.43, as benefits from stronger organic revenue growth and a lower effective tax rate mitigate significant impacts of recently strengthened US dollar

WESTBROOK, Maine, Jan. 30, 2015 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX) today reported revenues for the fourth quarter of 2014 of $352 million. Continued strong normalized organic revenue growth1,2 was offset in the quarter by a one-time $25 million reduction in US channel inventory related to the Company's transition to a fully-direct CAG Diagnostics sales strategy in the US and foreign exchange impacts from a stronger US dollar, resulting in a 1% reported revenue decline. Adjusting for one-time channel inventory reductions, the effect of foreign exchange rate changes, and revenue attributable to acquisitions, normalized organic revenue growth for the quarter was 9%, and 10% for the full year, supported by 11.5% normalized organic growth in CAG Diagnostics recurring revenues in Q4 and 11.4% for the full year.

Earnings per diluted share ("EPS") was $0.54 for the fourth quarter and $3.58 for the year. Reported EPS includes impacts related to the transition to the all-direct CAG Diagnostics sales approach in the US of $0.41 per share for the fourth quarter and $0.45 for the full year 2014, consistent with expectations. Adjusted EPS3, which excludes these impacts, was $3.99 for the full year including a $0.065 per share benefit from the 2014 extension of the federal research and development ("R&D") tax credit. Adjusted EPS grew 15% for the year despite a negative 3% growth impact related to changes in net foreign exchange rates.

"We are very pleased with the market and financial performance we achieved in the quarter, in particular the record levels of premium instrument placements that we reported earlier in the month and the continued strength in our CAG Diagnostics recurring revenue in both the US and international operations. CAG Diagnostics recurring revenue grew in total over 11% on a normalized organic basis," said Jonathan Ayers, the Company's Chairman and Chief Executive Officer. "These results cap a year where we successfully accelerated our normalized organic revenue growth 3 points to 10%, while completing the transformation of our US Companion Animal Group to a fully-direct model."

"Our continued innovation includes the announcement of our new reference lab SDMA test for chronic kidney disease, as well as an advanced reference lab fecal panel for intestinal parasites. These introductions, along with Catalyst One™ and SNAP Pro™, will combine with a stronger presence with customers resulting from our US all-direct sales strategy and continued development of our international operations to drive continued advancement in the standard of care practiced by veterinary practices globally and our Company's profitable organic revenue growth. These significant accomplishments give us confidence that the enduring growth annuity of our CAG Diagnostics recurring revenue, which makes up over 70% of the Company's total annual revenue, will continue to exhibit strong growth in 2015 and years beyond. Reflecting our strong momentum, we are raising our guidance for 2015 normalized organic revenue growth to 13.5% to 14.5%," added Ayers.

Fourth Quarter Financial Performance Highlights

Fourth quarter revenue was $352 million, net of $25 million of impact related to reductions in US channel inventories. This one-time impact and foreign exchange rate changes which lowered reported revenue growth by 3%, resulted in a 1% reduction in reported revenues.

Underlying operating trends remained strong, reflected in fourth quarter normalized organic revenue growth of 9%. These results were supported by continued solid normalized organic revenue growth across regions and business segments.

  Companion Animal Group ("CAG") normalized organic revenue growth was 9% for the fourth quarter. Normalized CAG Diagnostics recurring organic revenue growth of 11.5% benefited less than 1% from incremental margin on sales through our US direct sales channel and was driven by 15% gains in IDEXX VetLab® consumables and 13% growth in reference lab and consulting services.
  Catalyst placements increased 19% and premium hematology instrument placements 23% in the fourth quarter compared to the prior-year period. Instrument revenues in the fourth quarter of 2014 declined 9% organically, reflecting the lower price point for Catalyst One, greater instrument placements with a deferred revenue component including placements associated with the Catalyst One introductory offer, and lower average prices for certain instruments internationally.
  Livestock, Poultry and Dairy ("LPD") organic revenue growth2 was 10% for the fourth quarter, primarily as a result of strong worldwide bovine product volume.
  Water's organic revenue growth was also 10% in the fourth quarter, supported by worldwide customer acquisitions.

Gross margins for the fourth quarter decreased to 51.8% from 53.3% in the prior-year period, primarily due to transitional expenses associated with expanding US distribution and the impact of US channel inventory reductions on product mix, both associated with the transition to the US all-direct sales model. Adjusting for these impacts, comparable gross margins increased moderately benefitting from lower product costs and modest net price increases.

Operating expenses for the fourth quarter increased 16%, or 8% excluding $10 million of expenses associated with the transition to an all-direct sales strategy for US CAG Diagnostics, reflecting planned increases in global commercial resources.

Operating margin decreased from 17.3% in the prior-year period to 9.9% for the fourth quarter. This reduction entirely reflects the transitional impacts related to the all-direct CAG Diagnostics sales strategy implementation in the US. The following table adjusts fourth quarter and full-year operating margin results to normalize for these effects:

Amounts in millions

	Fourth Quarter, 2014		Total Year, 2014
	Revenue	Operating Profit	Revenue	Operating Profit
Reported	$352.0	$34.8	$1,485.8	$260.3

Impact of distributor inventory drawdown	25.1	20.8	25.1	20.8
Non-recurring transition costs		5.2		9.5
Expense ramp-up in advance of transition to new sales strategy		4.6		5.0

Adjusted	$377.1	$65.4	$1,510.9	$295.6
Operating margin (normalized)[4]		17.3%		19.6%

The accompanying financial tables provide more information concerning our revenue and other operating results for the three months and twelve months ended December 31, 2014.

Financial Outlook for 2015

The Company is updating its financial guidance, in part to reflect the significant strengthening of the US dollar relative to foreign currencies. At current foreign exchange rates, we estimate that the effect of the stronger US dollar will adversely impact 2015 reported revenue growth by approximately 5% and EPS by an estimated $0.22 per share compared to rates in effect in 2014. Compared to assumptions used in our prior guidance for 2015 provided during our third quarter earnings call on October 24, 2014, the continued strengthening of the US dollar has the effect of lowering projected revenue by approximately $55 million and EPS by $0.13 per share. These effects are mitigated by the Company's raised expectation for normalized organic revenue growth and assumptions for a 30% effective tax rate, resulting in a net $0.05 per share reduction in our 2015 EPS guidance range compared to our prior guidance provided in October of 2014.

The Company provides the following updated guidance for 2015:

Amounts in millions except per share data and percentages

	Guidance Range	Growth Definition	Year-over-Year Growth
Revenue	$1,640 - $1,660	Normalized Organic Revenue Growth[2]	13.5% to 14.5%
Normalized Organic Revenue Growth,
		Excluding Margin Capture[5]	10% to 11%
		Reported	10% to 12%
EPS	$4.33 - $4.43	Adjusted	9% to 11%[3]
		Reported	21% to 24%
Free Cash Flow[6]	90% - 100% of net income
Capital Expenditures	~$85

The guidance above reflects the assumptions that the value of the US dollar relative to other currencies will remain at our current assumptions of the euro at $1.12, the British pound at $1.50, the Canadian dollar at $0.80, the Australian dollar at $0.81 and the Japanese yen at ¥120 to the US dollar for the full year of 2015.

The favorable deferred revenue impact of our Catalyst One introductory offer is expected to increase revenue growth for the full year 2015 by approximately 0.5%. Changes in net foreign exchange rates are projected to reduce Adjusted EPS growth by 6% in 2015.

We expect an effective tax rate of 30%. This outlook has not assumed that the federal R&D tax credit, which benefited EPS by $0.065 per share in 2014, will be renewed in 2015. The comparison of 2015 guidance excluding the federal R&D tax credit, to 2014 results including this tax credit, reduces projected Adjusted EPS growth by 2%.

We are projecting a reduction in weighted average shares outstanding of approximately 6.5% to 7.0%, and interest expense, net of interest income, of approximately $27 to $28 million reflecting current and projected borrowings.

Statement Regarding Non-GAAP Financial Measures

The following provides information regarding certain measures used in this earnings release that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to herein as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and are useful for period-over-period comparisons of the performance of the Company's business. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See the notes to this earnings release for information regarding these non-GAAP financial measures and the reconciliations included in the notes and elsewhere in this earnings release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (Eastern) to discuss its fourth quarter results and management's outlook. To participate in the conference call, dial 1-800-230-1092 or 1-612-332-0530 and reference confirmation code 351513. An audio replay will be available through Friday, February 6, 2015 by dialing 1-320-365-3844 and referencing replay code 351513.

The call will also be available via live or archived webcast on the IDEXX Laboratories' website at http://www.idexx.com and will be available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 6,000 people and offers products to customers in over 175 countries.

1 All references to growth and organic growth refer to growth compared to the equivalent period in 2013.

2 Normalized organic revenue growth and organic revenue growth are non-GAAP financial measures Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth for the fourth quarter of 2014 excludes the impact of changes in foreign currency exchange rates, which had a 3% unfavorable impact on revenue growth, and revenue from business acquisitions, which contributed 0.5% to revenue growth. Organic revenue growth for the full year of 2014 excludes the impact of changes in foreign currency exchange rates, which had a 0.7% unfavorable impact on revenue growth, and revenue from business acquisitions, which contributed 0.6% to revenue growth. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and twelve months ended December 31, 2014. Management also believes that reporting normalized organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue growth performance with prior and future periods. Our rapid assay products and VetLab instrument consumables are currently sold by third party distributors, who purchase products from us and sell them to end users, such as veterinary practices. As a result, distributor inventory levels have an impact on our reported sales, and distributor inventory levels may be affected by many factors, which may not be directly related to underlying end-user demand for our products. Notably, the estimated impact of a one-time reduction in projected revenue in the fourth quarter of 2014 associated with the drawdown of inventory held by distributors related to our transition to an all-direct CAG Diagnostics sales strategy in the US (heretofore referred to as the all-direct transition) has been added back to 2014 estimated reported revenue to calculate estimated 2015 normalized organic revenue growth. Normalized organic revenue growth excludes the impact of changes in our significant distributors' inventory levels on organic revenue growth for the relevant period. We are unable to obtain data for sales to end users from certain less significant third party distributors internationally. We do not believe the impact of changes in these international distributors' inventories would have a material impact on our growth rates. Reconciliation of organic revenue growth to normalized organic revenue growth for the fourth quarter of 2014 includes the following negative impacts to organic revenue growth from changes in our significant distributors' inventory levels; Total Company 7.3%, US 12.2%, International 0.5%, CAG Diagnostics Recurring 10.8%; VetLab consumables 18.2%, and Rapid Assay 28.5%. Reconciliation of organic revenue growth to normalized organic revenue growth for the full year of 2014 includes the following negative impacts to organic revenue growth from changes in our significant distributors' inventory levels; Total Company 2.0%, US 3.2%, International 0.3%, CAG Diagnostics Recurring 2.8%; VetLab consumables 4.6%, and Rapid Assay 7.4%.

3 Adjusted EPS and Adjusted EPS growth are non-GAAP financial measures. Management believes that reporting Adjusted EPS provides useful information to investors by facilitating easier comparisons of our EPS performance with prior and future periods. For the fourth quarter 2014 comparison to the prior-year period, Adjusted EPS and Adjusted EPS growth exclude impacts related to the all-direct transition. For the total year 2014 comparison to the prior year, Adjusted EPS and Adjusted EPS growth exclude impacts in the second half of 2014 related to the all-direct transition, a non-recurring income tax benefit related to the deferral of intercompany profits recorded in the third quarter of 2014, a charge resulting from a third-party service provider bankruptcy in 2013, and the full year impact of the federal R&D tax credit associated with the 2012 tax year that was recorded in the first quarter of 2013. For the total year projected 2015 comparison to 2014, 2014 excludes impacts in the second half of 2014 related to the all-direct transition and a non-recurring income tax benefit related to the deferral of intercompany profits recorded in the third quarter of 2014. See the supplementary analysis of results in financial tables for a reconciliation of EPS to Adjusted EPS for the three and twelve months ended December 31, 2014.

4 Operating margin (normalized) is a non-GAAP financial measure. Management believes that reporting operating margin after normalizing for all-direct transition impacts provides useful information to investors by facilitating easier comparisons of our operating margin performance with prior and future periods.

5 Normalized organic revenue growth excluding margin capture is a non-GAAP financial measure. Management believes that reporting normalized organic revenue growth excluding margin capture provides useful information to investors by facilitating easier comparisons of our normalized organic revenue growth performance with prior and future periods. Normalized organic revenue growth excluding margin capture is normalized organic revenue growth as described in the footnote 2 above, adjusted to exclude the impact of margin gained in 2014 and 2015 from selling our products directly to our US based customers as opposed to through third party distributors.

6 Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, excluding tax benefits attributable to share-based compensation arrangements, reduced by the Company's investments in fixed assets. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the twelve months ended December 31, 2014 and 2013. With respect to this particular forward-looking projected non-GAAP financial measure, the Company is unable to provide a quantitative reconciliation as the inputs to the measurement are difficult to predict and estimate and are primarily dependent on future events.

Note Regarding Forward-Looking Statements
This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "should," and similar words and expressions. These statements are based on management's expectation of future events as of the date of this earnings release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management's expectations. Factors that could cause or contribute to such differences include the following: the Company's ability to successfully execute its strategy, including supporting its all-direct sales strategy in the US; the Company's ability to develop, manufacture, introduce and market new products and enhancements to existing products; the Company's ability to achieve cost improvements in its worldwide network of laboratories and in the manufacture and service of in-clinic instruments;the Company's ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; disruptions, shortages or pricing changes that affect the Company's purchases of products and materials from third parties, including from sole source suppliers; the effectiveness of the Company's sales and marketing activities; the Company's ability to manufacture complex biologic products; the impact of a change to our relationship with the Company's distributors;the impact of distributor purchasing decisions on sales of the Company's products that are sold through distribution; the Company's ability to manage the risks associated with the use of distributors to sell the Company's products; the impact of increased competition and technological advances by our competitors; the promotion and sale of our competitors' products by our former US distribution partners; the effect of government regulation on the Company's business, including government decisions about whether and when to approve the Company's products and decisions regarding labeling, manufacturing and marketing products; the impact of veterinary hospital consolidation, and the prevalence of buying consortiums on the markets for the Company's products; the Company's ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; changes in testing patterns or practices in veterinary medicine that affect the rate of use of the Company's products and services by veterinarians; a failure or perceived failure to comply with regulations and our policies regarding the privacy and protection of user data; the effect of any strengthening of the rate of exchange for the US dollar; the impact of a weak economy on demand for the Company's products and services or increased customer credit risk; the effects of operations outside the US, including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions and local business and cultural factors; the impact of the Company's limited experience and small scale in the human point-of-care market; the effects of interruptions to the Company's operations due to natural or man-made disasters, system failures or disruptions or security breaches; the effect on the Company's stock price if quarterly or annual operating results do not meet expectations of market analysts or investors in future periods; potential exposures related to our worldwide provision for income taxes and the potential loss of tax incentives; and the Company's ability to obtain financing on favorable terms. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014,in the sections captioned "Risk Factors," as well as the Company's other periodic reports filed or to be filed with the Securities and Exchange Commission.

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Year Ended
		December 31,	December 31,	December 31,	December 31,
		2014	2013	2014	2013
Revenue:	Revenue	$ 351,959	$ 354,073	$ 1,485,807	$ 1,377,058
Expenses and
Income:	Cost of revenue	169,794	165,408	669,691	620,940
	Gross profit	182,165	188,665	816,116	756,118
	Sales and marketing	77,238	66,694	283,708	243,492
	General and administrative	45,257	38,147	173,890	157,861
	Research and development	24,869	22,496	98,263	88,003
	Income from operations	34,801	61,328	260,255	266,762
	Interest expense, net	(4,939)	(1,369)	(13,700)	(3,501)
	Income before provision for income taxes	29,862	59,959	246,555	263,261
	Provision for income taxes	3,911	16,722	64,604	75,467
Net Income:	Net income	25,951	43,237	181,951	187,794
	Less: Noncontrolling interest in subsidiary's
	earnings	(10)	(21)	45	(6)
	Net income attributable to stockholders	$ 25,961	$ 43,258	$ 181,906	$ 187,800
	Earnings per share: Basic	$ 0.54	$ 0.83	$ 3.63	$ 3.53
	Earnings per share: Diluted	$ 0.54	$ 0.82	$ 3.58	$ 3.48
	Shares outstanding: Basic	47,750	51,961	50,047	53,159
	Shares outstanding: Diluted	48,430	52,737	50,751	53,985

IDEXX Laboratories, Inc. and Subsidiaries
Adjusted Earnings per Share: Diluted(Unaudited)

		Three Months Ended		Year Ended
		December 31,	December 31,	December 31,	December 31,
		2014	2013	2014	2013
Adjusted	Earnings per share: Diluted (as Reported)	$ 0.54	$ 0.82	$ 3.58	$ 3.48
Earnings	Incremental expenses associated with plan
per Share	to transition to an all-direct sales strategy:
	Non-recurring transition costs	0.07	-	0.12	-
	Expense ramp-up in advance of
	transition to new sales strategy	0.06	-	0.06	-
	Impact of distributor inventory drawdown	0.28	-	0.27	-
	Non-recurring income tax benefit related to
	the deferral of intercompany profits	-	-	(0.04)	-
	Third-party service provider bankruptcy	-	-	-	0.05
	Federal R&D tax credit related to 2012	-	-	-	(0.05)
	Adjusted earnings per share: Diluted[1]	$ 0.95	$ 0.82	$ 3.99	$ 3.48

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information(Unaudited)

		Three Months Ended		Year Ended
		December 31,	December 31,	December 31,	December 31,
		2014	2013	2014	2013
Operating	Gross profit	51.8%	53.3%	54.9%	54.9%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	34.8%	29.6%	30.8%	29.1%
revenue):	Research and development expense	7.1%	6.4%	6.6%	6.4%
	Income from operations[1]	9.9%	17.3%	17.5%	19.4%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		December 31,	Percent of	December 31,	Percent of
		2014	Revenue	2013	Revenue
Revenue:	CAG	$ 287,846		$ 293,552
	Water	23,070		21,662
	LPD	33,650		32,363
	Other	7,393		6,496
	Total	$ 351,959		$ 354,073

Gross Profit:	CAG	$ 142,569	49.5%	$ 152,034	51.8%
	Water	15,545	67.4%	14,082	65.0%
	LPD	20,627	61.3%	18,264	56.4%
	Other	4,106	55.5%	3,415	52.6%
	Unallocated Amounts	(682)	N/A	870	N/A
	Total	$ 182,165	51.8%	$ 188,665	53.3%

Income from
Operations:	CAG	$ 24,289	8.4%	$ 51,268	17.5%
	Water	9,715	42.1%	8,639	39.9%
	LPD	6,546	19.5%	4,983	15.4%
	Other	1,345	18.2%	517	8.0%
	Unallocated Amounts	(7,094)	N/A	(4,079)	N/A
	Total	$ 34,801	9.9%	$ 61,328	17.3%

		Year Ended		Year Ended
		December 31,	Percent of	December 31,	Percent of
		2014	Revenue	2013	Revenue
Revenue:	CAG	$ 1,236,855		$ 1,150,169
	Water	94,725		87,959
	LPD	127,388		113,811
	Other	26,839		25,119
	Total	$ 1,485,807		$ 1,377,058

Gross Profit:	CAG	$ 665,477	53.8%	$ 616,335	53.6%
	Water	62,924	66.4%	58,218	66.2%
	LPD	79,239	62.2%	62,534	54.9%
	Other	14,236	53.0%	12,650	50.4%
	Unallocated Amounts	(5,760)	N/A	6,381	N/A
	Total	$ 816,116	54.9%	$ 756,118	54.9%

Income from
Operations:	CAG	$ 213,109	17.2%	$ 218,645	19.0%
	Water	39,262	41.4%	37,321	42.4%
	LPD	24,215	19.0%	14,159	12.4%
	Other	2,479	9.2%	2,405	9.6%
	Unallocated Amounts	(18,810)	N/A	(5,768)	N/A
	Total	$ 260,255	17.5%	$ 266,762	19.4%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
Net Revenue	December 31, 2014	December 31, 2013	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG	$287,846	$293,552	$(5,706)	(1.9%)	(2.7%)	0.6%	0.2%
Water	23,070	21,662	1,408	6.5%	(3.1%)	-	9.6%
LPD	33,650	32,363	1,287	4.0%	(5.8%)	-	9.8%
Other	7,393	6,496	897	13.8%	(0.6%)	-	14.4%
Total	$351,959	$354,073	$(2,114)	(0.6%)	(3.0%)	0.5%	1.9%

	Three Months Ended
Net Revenue	December 31, 2014	December 31, 2013	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

United States	$190,685	$200,014	$(9,329)	(4.7%)	-	0.2%	(4.9%)
International	161,274	154,059	7,215	4.7%	(7.5%)	0.9%	11.3%
Total	$351,959	$354,073	$(2,114)	(0.6%)	(3.0%)	0.5%	1.9%

	Three Months Ended
Net CAG Revenue	December 31, 2014	December 31, 2013	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG Diagnostics recurring revenue:	$235,084	$238,897	$(3,813)	(1.6%)	(2.7%)	0.4%	0.7%
VetLab consumables	76,992	81,820	(4,828)	(5.9%)	(2.8%)	-	(3.1%)
VetLab service and accessories	13,051	13,363	(312)	(2.3%)	(2.8%)	-	0.5%
Rapid assay products	26,319	36,365	(10,046)	(27.6%)	(1.1%)	-	(26.5%)
Reference laboratory diagnostic and consulting services	118,722	107,349	11,373	10.6%	(3.3%)	1.0%	12.9%
CAG Diagnostics capital - instruments	24,117	27,790	(3,673)	(13.2%)	(4.3%)	-	(8.9%)
Customer information management and digital imaging systems	28,645	26,865	1,780	6.6%	(0.6%)	2.0%	5.2%
Net CAG revenue	$287,846	$293,552	$(5,706)	(1.9%)	(2.7%)	0.6%	0.2%

[1] The percentage change from currency is a non-GAAP financial measure. Effective January 1, 2014, this measure represents the percentage change in revenue resulting from the difference between the average exchange rates during the three months ended December 31, 2014 and the same period of the prior year applied to foreign currency-denominated revenues for the three months ended December 31, 2013. Under the Company's methodology used prior to January 1, 2014, the Company calculated the percentage change in revenue resulting from the difference between the average exchange rates during the most recently completed three-month period and the same period of the prior year applied to foreign currency-denominated revenues for the most recently completed three-month period. This change in methodology, which was implemented to achieve operational efficiencies, is not deemed material.

[2] The percentage change from acquisitions is a non-GAAP financial measure. This measure represents the percentage change in revenue during the three months ended December 31, 2014 compared to the three months ended December 31, 2013 attributed to acquisitions subsequent to September 30, 2013.

[3] Organic revenue growth is a non-GAAP financial measure and represents the percentage change in revenue during the three months ended December 31, 2014 compared to the three months ended December 31, 2013 net of acquisitions and the effect of changes in foreign currency exchange rates.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Years Ended
Net Revenue	December 31, 2014	December 31, 2013	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG	$1,236,855	$1,150,169	$86,686	7.5%	(0.8%)	0.3%	8.0%
Water	94,725	87,959	6,766	7.7%	(0.4%)	1.0%	7.1%
LPD	127,388	113,811	13,577	11.9%	(0.7%)	4.0%	8.6%
Other	26,839	25,119	1,720	6.8%	-	-	6.8%
Total	$1,485,807	$1,377,058	$108,749	7.9%	(0.7%)	0.6%	8.0%

	Years Ended
Net Revenue	December 31, 2014	December 31, 2013	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

United States	$848,925	$802,346	$46,579	5.8%	-	0.1%	5.7%
International	636,882	574,712	62,170	10.8%	(1.7%)	1.3%	11.2%
Total	$1,485,807	$1,377,058	$108,749	7.9%	(0.7%)	0.6%	8.0%

	Years Ended
Net CAG Revenue	December 31, 2014	December 31, 2013	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG Diagnostics recurring revenue:	$1,053,410	$973,886	$79,524	8.2%	(0.7%)	0.3%	8.6%
VetLab consumables	341,397	312,457	28,940	9.3%	(0.6%)	-	9.9%
VetLab service and accessories	53,383	50,675	2,708	5.3%	(0.8%)	-	6.1%
Rapid assay products	165,647	169,547	(3,900)	(2.3%)	(0.4%)	-	(1.9%)
Reference laboratory diagnostic and consulting services	492,983	441,207	51,776	11.7%	(0.9%)	0.5%	12.1%
CAG Diagnostics capital - instruments	79,626	83,492	(3,866)	(4.6%)	(1.2%)	-	(3.4%)
Customer information management and digital imaging systems	103,819	92,791	11,028	11.9%	(0.5%)	0.5%	11.9%
Net CAG revenue	$1,236,855	$1,150,169	$86,686	7.5%	(0.8%)	0.3%	8.0%

[1] The percentage change from currency is a non-GAAP financial measure. Effective January 1, 2014, this measure represents the percentage change in revenue resulting from the difference between the average exchange rates during the year ended December 31, 2014 and the prior year applied to foreign currency-denominated revenues for the year ended December 31, 2013. Under the Company's methodology used prior to January 1, 2014, the Company calculated the percentage change in revenue resulting from the difference between the average exchange rates during the most recently completed year end and the prior year applied to foreign currency-denominated revenues for the most recently completed year end. This change in methodology, which was implemented to achieve operational efficiencies, is not deemed material.

[2] The percentage change from acquisitions is a non-GAAP financial measure. This measure represents the percentage change in revenue during the year ended December 31, 2014 compared to the year ended December 31, 2013 attributed to acquisitions subsequent to December 31, 2012.

[3] Organic revenue growth is a non-GAAP financial measure and represents the percentage change in revenue during the year ended December 31, 2014 compared to the year ended December 31, 2013 net of acquisitions and the effect of changes in foreign currency exchange rates.

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

					December 31,	December 31,
					2014	2013
Assets:		Current Assets:
		Cash and cash equivalents			$ 322,536	$ 279,058
		Accounts receivable, net			152,380	158,038
		Inventories			160,342	133,427
		Other current assets			124,140	82,183
		Total current assets			759,398	652,706
		Property and equipment, net			303,587	281,214
		Other long-term assets, net			321,226	296,596
		Total assets			$ 1,384,211	$ 1,230,516
Liabilities and
Stockholders'
Equity:		Current Liabilities:
		Accounts payable			$ 44,743	$ 29,941
		Accrued liabilities			195,351	148,919
		Debt			549,000	278,035
		Deferred revenue			31,812	21,458
		Total current liabilities			820,906	478,353
		Long-term debt, net of current portion			350,000	150,359
		Other long-term liabilities			95,716	83,590
		Total long-term liabilities			445,716	233,949

	Total stockholders' equity				117,516	518,186
	Noncontrolling interest				73	28
	Total equity				117,589	518,214
	Total liabilities and stockholders' equity				$ 1,384,211	$ 1,230,516

IDEXX Laboratories, Inc. and Subsidiaries
Selected Balance Sheet Information(Unaudited)

		December 31,	September 30,	June 30,	March 31,	December 31,
		2014	2014	2014	2014	2013
Selected
Balance Sheet	Days sales outstanding[1]	40.6	39.2	40.8	42.8	39.9
Information:	Inventory turns[2]	1.7	1.8	1.8	1.8	1.9

[1] Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2] Inventory turns represent inventory-related cost of product sales for the twelve months preceding each quarter-end divided by the inventory balance at the end of the quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Years Ended
		December 31,	December 31,
		2014	2013
Operating:	Cash Flows from Operating Activities:
	Net income	$ 181,951	$ 187,794
	Non-cash charges	79,691	75,423
	Changes in assets and liabilities	(9,718)	(3,063)
	Tax benefit from share-based compensation arrangements	(16,078)	(14,158)
	Net cash provided by operating activities	235,846	245,996
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(60,523)	(77,612)
	Proceeds from disposition of pharmaceutical product lines	-	3,500
	Acquisitions of intangible assets	(175)	(1,024)
	Proceeds from sale of equity investment	5,400	-
	Acquisitions of a business, net of cash acquired	(25,115)	(10,923)
	Net cash used by investing activities	(80,413)	(86,059)
Financing:	Cash Flows from Financing Activities:
	Borrowings on revolving credit facilities, net	272,000	65,000
	Issuance of long-term debt	200,000	150,000
	Payment of notes payable	(1,394)	(1,107)
	Repurchases of common stock	(618,158)	(367,761)
	Debt issue costs	(1,406)	(976)
	Proceeds from the exercise of stock options and employee stock purchase plans	29,442	38,235
	Tax benefit from share-based compensation arrangements	16,078	14,158
	Net cash used by financing activities	(103,438)	(102,451)
	Net effect of changes in exchange rates on cash	(8,517)	(2,414)
	Net increase in cash and cash equivalents	43,478	55,072
	Cash and cash equivalents, beginning of period	279,058	223,986
	Cash and cash equivalents, end of period	$ 322,536	$ 279,058

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow[1]
Amounts in thousands (Unaudited)
		Years Ended
		December 31,	December 31,
		2014	2013
Free Cash
Flow:	Net cash provided by operating activities	$ 235,846	$ 245,996
	Financing cash flows attributable to tax benefits from share-based compensation arrangements	16,078	14,158
	Purchases of property and equipment	(60,523)	(77,612)
	Free cash flow	$ 191,401	$ 182,542

[1] Free cash flow is a non-GAAP financial measure and is calculated from cash generated from operations, excluding tax benefits attributable to share-based compensation arrangements, reduced by the Company's investments in fixed assets. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. Management also believes this is a common financial measure useful to further evaluate the results of operations.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Share repurchases during the period	1,138	814	4,925	4,001
Average price paid per share	$ 131.57	$ 104.44	$ 126.69	$ 93.05

Shares remaining under repurchase authorization as of December 31, 2014 totaled 3,081,303.
Share repurchases include shares surrendered by employees in payment for the minimum required withholding taxes due on the vesting of restricted stock units and the settlement of deferred stock units.

Contact: Ed Garber, Director, Investor Relations, 1-207-556-8155

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